SUBLEASE

By and Between

WELLS FARGO BANK, N.A.

as "Sublandlord"

and

First National Bank of Northern California

as "Subtenant"

Subleased Premises Known As:
2197 Chestnut Street

and

Subleased Premises Located At:
2197 Chestnut Street and 3298 Pierce Street
San Francisco, California

(BE No. 144490)

Table of Contents

Page

SUBLEASE

(BE No. 144490)

THIS SUBLEASE ("**Sublease**"), dated as of September 20, 2010, is entered into by and between WELLS FARGO BANK, N.A., a national banking association ("**Sublandlord**"), and FIRST NATIONAL BANK OF NORTHERN CALIFORNIA ("**Subtenant**").

RECITALS

A. First Republic Bank and Yvonne Bart, Co-Trustees of the Lee and Florence H. Bart Trust of 1974 ("Landlord") and World Savings Bank, FSB, predecessor in interest to Sublandlord, as tenant, entered into a written lease dated July 16, 2004, a copy of which is attached hereto as **Exhibit A** ("Lease") covering premises described in Exhibit A.

B. The Lease was modified by that certain Memorandum of Lease dated July 16, 2004 and that certain Subordination Non-Disturbance and Attornment Agreement dated August 3, 2007. Such documents are included in the reference to Lease.

C. Subtenant desires to sublet the Subleased Premises from Sublandlord on the terms and conditions contained in this Sublease.

NOW, THEREFORE, in consideration of the premises subleased to Subtenant hereunder and the mutual covenants and conditions herein contained, Sublandlord and Subtenant agree as follows:

1. Basic Sublease Provisions.

1.1 Building:

2197 Chestnut Street and 3298 Pierce Street,
San Francisco, California

1.2 Subleased Premises: From the Rent Commencement Date through July 15, 2024, the Subleased Premises means the Premises (as defined in the Lease).

1.3 Area of Subleased Premises: Approximately 2,150 square feet on the ground floor of the Building and approximately 2,000 square on the second floor of the Building. In the event of any discrepancy between the square footage set forth in the Lease and the square footage set forth herein, this **Paragraph 1.3** shall govern.

1.4 Subtenant's Percentage Share: From the Rent Commencement Date through July 15, 2024, Subtenant will pay to Landlord 100% of all operating expenses and taxes and assessments payable by Sublandlord under the Lease (**"Operating Expenses and Taxes"**). To the extent Sublandlord elects, in its sole discretion, to pay any additional rent directly to the payee under the Lease, Subtenant shall pay Sublandlord the amount reasonably estimated by Sublandlord for such additional rent within ten (10) business days after request from Sublandlord or as otherwise requested by Sublandlord. In addition, to the extent Sublandlord elects, in its sole discretion, to obtain any insurance required by to be obtained by Tenant under the Lease, Subtenant shall pay Sublandlord the amount reasonably estimated by Sublandlord for such insurance within ten (10) business days after request from Sublandlord or as otherwise requested by Sublandlord.

1.5 Sublease Term: Commencing on January 2, 2011 (**"Commencement Date"**) and ending, unless earlier terminated pursuant to the terms hereof, on July 15, 2024 (the "Expiration Date"). Subtenant shall not open for business to the public at the Subleased Premises prior to Friday, April 1, 2011. In the event that Subtenant enters into a direct lease with Landlord providing for Subtenant to lease the Subleased Premises from Landlord commencing upon expiration of the term of the Lease (on July 24, 2024), Subtenant shall have the option to extend the term of this Sublease through the expiration of the term of the Lease. If Subtenant exercises Subtenant's option to extend, by written notice to Sublandlord given not later than July 1, 2024, the Expiration Date shall be the expiration of the term of the Lease (instead of July 15, 2024).

1.6 Rent Commencement Date: July 1, 2011.

1.7 Basic Monthly Rent: See chart below. All rent must be paid to Sublandlord without demand, deduction, set-off or counter claim, in advance, on the first day of each calendar month during the Sublease Term, and in the event of a partial rental month, rent will be prorated on the basis of a thirty (30) day month. The first **"Lease Year"** shall begin on the Commencement Date and expire on the last day of the twelfth (12th) full calendar month after the Rent Commencement Date, except that, if the Rent Commencement Date occurs on the first day of the calendar month, then the first Lease Year shall end on the day immediately preceding the first anniversary of the Rent Commencement Date. Subsequent Lease Years shall be each consecutive twelve (12) calendar month period thereafter.

Floor	***Period***	***Basic Monthly Rent***
Ground Floor	Rent Commencement Date – 5th Lease Year	\$13,437.50

Floor	***Period***	***Basic Monthly Rent***
	6th Lease Year – 10th Lease Year	Basic Monthly Rent for the last full month of the 5th Lease Year, multiplied by the sum of 100 plus the aggregate percentage increase in the CPI for the 1st Lease Year through the 5th Lease Year, but in no event less than the Basic Monthly Rent for the last full month of the 5th Lease Year
	11th Lease Year – Expiration Date	Basic Monthly Rent for the last full month of the 10th Lease Year, multiplied by the sum of 100 plus the aggregate percentage increase in the CPI for the 6th Lease Year through the 10th Lease Year, but in no event less than the Basic Monthly Rent for the last full month of the 10th Lease Year
Second Floor	Rent Commencement Date – April 30, 2012	$5,627.00*
	May 1, 2012 – April 30, 2013	$5,627.00
	May 1, 2013 – April 30, 2014	$5,767.68
	May 1, 2014 – April 30, 2015	$5,911.87
	May 1, 2015 – April 30, 2016	$6,059.66
	May 1, 2016 – April 30, 2017	$6,211.16
	May 1, 2017 – April 30, 2018	$6,366.43
	May 1, 2018 – April 30, 2019	$6,525.59
	May 1, 2019 – April 30, 2020	$6,688.73

Floor	*Period*	*Basic Monthly Rent*
	May 1, 2020 – April 30, 2021	$6,855.95
	May 1, 2021 – April 30, 2022	$7,027.35
	May 1, 2022 – April 30, 2023	$7,203.04
	May 1, 2023 – April 30, 2024	$7,383.11
	May 1, 2024 – Expiration Date	$7,567.69

* The Second Floor is subject to a sublease for a term set to expire on April 30, 2012. Pursuant to an Assignment and Assumption of Sublease agreement being executed contemporaneously with this Sublease, Sublandlord's interest in the second floor sublease is being assigned to and assumed by Subtenant. Sublandlord shall be solely responsible for payment to Landlord of any amount payable under the Lease on account of any Transfer Premium (as defined in the Lease) based on the second floor sublease.

1.8 Rental Adjustment(s): See Section 1.7.

1.9 Permitted Use: Subtenant shall occupy and use the ground floor of the Subleased Premises for banking services and products to the public or other lawful uses which will preserve and maintain the Financial Service Use (as defined in the Lease), and for no other purposes. Tenant shall use the second floor of the Subleased Premises for general offices, but in no event shall Subtenant permit such use to result in a termination of the Financial Service Use for the ground floor, and for no other purposes. The parties hereby agree that the general indemnity given by Subtenant to Sublandlord in Section 7.2 herein shall specifically apply to Subtenant's use of the Premises.

1.10 Late Charges: The parties agree that late payments by Subtenant to Sublandlord of rent will cause Sublandlord to incur costs not contemplated by this Sublease, the amount of which is extremely difficult to ascertain. Therefore, the parties agree that if any installment of Basic Monthly Rent or Operating Expenses and Taxes is not received by Sublandlord within five (5) days after due, Subtenant will pay to Sublandlord a late charge equal to ten percent (10%) of the late payment. Interest on any amounts payable by Subtenant under this Sublease shall accrue at the rate of twelve percent (12%) per annum from the date delinquent until paid in full.

1.11 Acceptance of Subleased Premises: Subtenant agrees to accept the ground floor of the Subleased Premises in its "as is" condition as of the Commencement Date and the second

floor of the Subleased Premises in its "as is" condition as of the Commencement Date. Subtenant shall have no obligation to improve the condition of the second floor of the Subleased Premises as of the Commencement Date, provided that Subtenant must comply with the Obligations in Section 11.2 herein upon Sublease termination. Without limiting the foregoing, Subtenant's rights in the Subleased Premises are subject to all local, state and federal laws, regulations and ordinances governing and regulating the use and occupancy of the Subleased Premises and subject to all matters now or hereafter of record. Subtenant acknowledges that neither Sublandlord nor Sublandlord's agent has made any representation or warranty as to:

(i) the present or future suitability of the Subleased Premises for the conduct of Subtenant's business;

(ii) the physical condition of the Subleased Premises;

(iii) the expenses of operation of the Subleased Premises;

(iv) the safety of the Subleased Premises, whether for the use of Subtenant or any other person, including Subtenant's employees, agents, invitees or customers;

(v) the compliance of the Subleased Premises with any applicable laws, regulations or ordinances; or

(vi) any other matter or thing affecting or related to the Subleased Premises.

Subtenant acknowledges that no rights, easements or licenses are acquired by Subtenant by implication or otherwise except as expressly set forth herein. Subtenant will, prior to delivery of possession of the Subleased Premises, inspect the Subleased Premises and become thoroughly acquainted with their condition. Sublandlord shall provide Subtenant with reasonable access to perform such inspections. Subtenant acknowledges that the taking of possession of the Subleased Premises by Subtenant will be conclusive evidence that the Subleased Premises were in good and satisfactory condition at the time such possession was taken. Subtenant specifically agrees that, except as specifically, provided by laws in force as of the date hereof, Sublandlord has no duty to make any disclosures concerning the condition of the Building and the Subleased Premises and/or the fitness of the Building and the Subleased Premises for Subtenant's intended use and Subtenant expressly waives any duty which Sublandlord might have to make any such disclosures. Subtenant further agrees that, in the event Subtenant subleases all or any portion of the Subleased Premises, Subtenant will indemnify and defend Sublandlord (in accordance with **Paragraph 7** of this Sublease) for, from and against any matters which arise as a result of Subtenant's failure to disclose any relevant information about the Building or the Subleased Premises to any subtenant or assignee. Subtenant will comply with all laws and regulations relating to the use or occupancy of the Subleased Premises, including, without limitation, making

structural alterations or providing auxiliary aids and services to the Subleased Premises as required by the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq. (the "**ADA**"). Subtenant further agrees that all telephone and other communication installation and use requirements will be compatible with the Building and that Subtenant will be solely responsible for all of its telephone and communication installation and usage costs.

1.12 Address for Payment of Rent and Notices:

Sublandlord:

Wells Fargo Bank, N.A.
Corporate Properties Group
333 Market Street, 11th Flr.
MAC# A0109-112
San Francisco, CA 94105
Attn: Lease Manager/Lease Administration
(BE No. 144490)

with a copy to:

Wells Fargo Bank, N.A.
Corporate Properties Group
333 Market Street, 11th Flr.
MAC# A0109-112
San Francisco, CA 94105
Attn: Negotiations Manager
(BE No. 144490)

Subtenant:

c/o First National Bank of Northern California
975 El Camino Real
South San Francisco, CA 94080
Attn: Jim Black, President

1.13 Security Deposit: Subtenant shall deposit with Sublandlord upon Subtenant's execution hereof Nineteen Thousand Sixty-Four and 50/100 Dollars ($19,064.50) ("**Deposit**") as security for Subtenant's faithful performance of Subtenant's obligations hereunder. If Subtenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublandlord may use, apply or retain all or any portion of the Deposit for the payment of any rent or other charge in default, or for the payment of any other sum which Sublandlord incurs by reason of Subtenant's default, or to compensate Sublandlord for any loss or damage which Sublandlord may suffer either currently or in the future. If Sublandlord uses or applies all or any portion of the Deposit, Subtenant must within ten (10) days after written demand therefor deposit cash with Sublandlord in an amount sufficient to restore the Deposit to its full amount and Subtenant's failure to do so will be a material breach of this Sublease. Sublandlord will not be required to keep the Deposit separate from its general accounts. If Subtenant performs all of Subtenant's obligations hereunder, the Deposit, or so much thereof as has not been used or applied by Sublandlord, will be returned to Subtenant (or at Sublandlord's option, to the last assignee, if any, of Subtenant's interest hereunder) at the expiration of the

Sublease Term, and after Subtenant has vacated the Subleased Premises. No trust relationship is created herein between Sublandlord and Subtenant with respect to the Deposit. Sublandlord and Subtenant acknowledge and agree that in no event or circumstance shall the Deposit be deemed to be subject to the terms of California Civil Code Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (collectively, "**Security Deposit Laws**"), except that the claim of Subtenant to the Deposit shall be prior to the claim of any creditor of Sublandlord, except a trustee in bankruptcy. Subtenant hereby waives any and all rights, duties and obligations Sublandlord may now or, in the future, have relating to or arising from the Security Deposit Laws, including without limitation, any time periods by which the Deposit must be returned. Any deposit under the Lease (the "**Lease Deposit**") which may be returned by Landlord will be the property of Sublandlord. In the event Landlord returns the Lease Deposit to Subtenant, Subtenant shall immediately deliver the Lease Deposit to Sublandlord. Failure of Subtenant to deliver to Sublandlord the Lease Deposit within two (2) business days after receipt thereof, shall be deemed a non-curable default under this Sublease and Sublandlord shall have the right to seek and recover from Subtenant damages (actual, incidental, consequential, and punitive) in connection therewith.

1.14 Parking: Subtenant shall have all of the rights and obligations with respect to parking as Sublandlord has under the Lease.

1.15 Brokers: Terranomics Retail Services, representing Sublandlord.

1.16 Tax ID Form: Attached hereto as **Exhibit B** is a Tax ID form to be completed and executed by Subtenant concurrently herewith.

1.17 Options to Extend: None, but Sublandlord agrees for the benefit of Subtenant that in no event shall Sublandlord exercise any of Sublandlord's options to extend under Section 60 of the Lease or in any other manner enter into any agreement to renew or extend the term of the Lease beyond July 24, 2024.

2. Demise; Conditions.

2.1 Demise. Sublandlord hereby subleases to Subtenant and Subtenant hereby hires from Sublandlord the Subleased Premises for the Sublease Term, subject to the terms, covenants and conditions set forth herein. Subtenant covenants that, as a material part of the consideration for this Sublease, it shall keep and perform each and all of such terms, covenants and conditions by it to be kept and performed, and that this Sublease is made upon the condition of such performance. Subtenant acknowledges that Sublandlord is not in a position to render any of the services or to perform any of the obligations required of Landlord by the terms of the Lease. Accordingly, despite anything to the contrary in this Sublease, Sublandlord's obligation to perform services, provide utilities, make repairs and carry insurance shall be satisfied only to the extent that Landlord under the Lease satisfies those same obligations, and Sublandlord will not be liable to Subtenant for any default of Landlord under the Lease. Despite Landlord's failure or

refusal to comply with any of the provisions of the Lease, this Sublease will remain in full force and effect and Subtenant will pay the Basic Monthly Rent and additional rent and all other charges, provided for in this Sublease without any abatement, deduction or setoff. Subtenant assumes and agrees to perform the obligations of the "Tenant" under the Lease during the Sublease Term to the extent such obligations are applicable to the Subleased Premises, except as otherwise specifically set forth in this Sublease. Unless otherwise specified herein, Subtenant shall not be responsible for the payment of Rent to Landlord under the Lease. Subtenant shall not commit or suffer any act or omission that will violate any of the provisions of the Lease.

2.2 Conditions Precedent. The parties' obligations hereunder are expressly conditioned upon the satisfaction of the following conditions precedent:

(a) Landlord's Written Consent. Within thirty (30) days after execution of this Sublease, Landlord's execution of a written consent to this Sublease and consent to assignment of the second floor sublease from Sublandlord to Subtenant, and satisfaction of any conditions Landlord may reasonably impose upon Subtenant as a condition to this Sublease;

(b) Regulatory Approval. Within sixty (60) days after execution of this Sublease, approval of the Office of the Comptroller of the Currency or other required regulatory authority to operate a First National Bank of Northern California branch on the ground floor of the Premises;

(c) Financial Information. Within five (5) days after execution of this Sublease, if not already delivered, delivery of Subtenant's following financial information as applicable: (i) copy of most recent annual report; (ii) audited or certified financial statements for the last two (2) years or federal and state tax returns for the last two (2) years; (iii) financial statements for the current year; (iv) a list of Subtenant's banking references; (v) social security numbers for the principals of Subtenant; and (vi) such other information as reasonably required by Sublandlord;

(d) Authority. If requested by Sublandlord, within ten (10) days after execution of this Sublease, delivery to Sublandlord of (i) certified copies of Subtenant's Articles of Incorporation, Certificate of Good Standing and a resolution of Subtenant's Board of Directors, certified by the corporate secretary of Subtenant, authorizing or ratifying the execution of this Sublease by Subtenant, if Subtenant is a corporation, or (ii) such partnership documents as Sublandlord may reasonably request to review, including, but not limited to, Subtenant's partnership agreement and any state filings establishing the identity and qualification of the partnership to transact business in the location in which the Subleased Premises are located, and the identity and authority of the partners of the partnership, and Sublandlord's approval of such organizational documents, if Subtenant is a partnership.

(e) Remodeling. Within thirty (30) days after execution of this Sublease, Subtenant shall obtain approval from Sublandlord and Landlord for the renovation and

remodeling work, including signage, that Subtenant proposes to perform to prepare the Subleased Premises for use as a First National Bank of Northern California branch.

(f) Title, Zoning and Land Use. Within fourteen (14) days after execution of this Sublease, Subtenant shall satisfy itself concerning the following issues with respect to the status of title, applicable zoning and land use regulations applicable to the Property:

(i) Confirm that there are no title exceptions or encumbrances that would interfere with Tenant's ability to conduct a retail bank branch operation at the Subleased Premises.

(ii) Confirm that there are no material code violations at the Subleased Premises.

(iii) Confirm that the current formula retail rules do not apply to the change of tenants from Wachovia or Wells Fargo Bank to Tenant.

(iv) Confirm that the ground floor can lawfully be used as a retail bank branch.

(v) Confirm that the second floor may lawfully be used as administrative and executive office space (without jeopardizing the Financial Service Use).

(vi) Confirm that the circumstances under which the Financial Service Use might be lost are sufficiently within Tenant's control to enable Subtenant prudently to agree to the provisions in this Sublease concerning the Financial Service Use.

(vii) Confirm that damage or destruction due to fire or other casualty or condemnation will not result in loss of the Financial Service Use.

(g) Estoppel Certificates. Within fourteen (14) days after execution of this Sublease, Sublandlord shall obtain and deliver to Subtenant a Subtenant Estoppel Certificate executed by second floor subtenant Kevin Webb Construction, Inc. in the form previously delivered to Sublandlord by Subtenant and a Sub-subtenant Estoppel Certificate executed by second floor sub-subtenant Willis & Company in the form previously delivered to Sublandlord by Subtenant.

2.3 Failure of Conditions. The conditions precedent specified in **Paragraphs 2.2(c)** and (d) of this Sublease run to the benefit of Sublandlord. The condition precedent specified in **Paragraph 2.2(a) and (b)** of this Sublease runs to the benefit of both parties. Both parties shall use commercially reasonable efforts to obtain the approvals set forth in Paragraphs 2.2(a) and (b) of this Sublease. The conditions precedent specified in Paragraphs 2.2(e), (f) and (g) of this Sublease run to the benefit of Subtenant. If any condition precedent specified in **Paragraph 2.2** of this Sublease is not satisfied by the date specified in and in accordance with **Paragraph 2.2** of this Sublease, and the time period for the satisfaction of the condition is not extended or waived in writing by the party or parties to whom the benefit of the condition runs, then the party or parties to whom the benefit of the condition runs, shall have the right to terminate this Sublease in writing and neither Sublandlord nor Subtenant shall have any further obligations hereunder

(except for Subtenant's indemnity obligations hereunder), and Sublandlord shall return the Security Deposit and any prepaid rent to Subtenant, less any amount owing from Subtenant to Sublandlord.

2.4 Compliance with Laws. At Subtenant's sole cost and expense, Subtenant will comply with all applicable laws, ordinances, regulations, other governmental requirements applicable to the Subleased Premises or Subtenant's use thereof. Without limiting the foregoing, Subtenant shall procure and maintain in effect all permits, licenses and other governmental and regulatory approvals, now in force or which may hereinafter be enacted or promulgated, required for Subtenant's use, occupancy, or possession of the Subleased Premises. Subtenant shall not do anything or suffer anything or permit anyone or any entity to do or be done in, on or about the Subleased Premises or the Building which will in any way conflict with any law, statute, ordinance or other governmental requirement or any condition of any and all permits, licenses and other governmental and regulatory approvals, now in force or which may hereinafter be enacted or promulgated, required for Subtenant's use, occupancy or possession of the Subleased Premises. At Subtenant's sole cost and expense, Subtenant shall promptly comply with all such governmental measures. Should any standard or regulation now or hereafter be imposed on Sublandlord or Subtenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, sublandlords or subtenants, then Subtenant agrees, at Subtenant's sole cost and expense, to comply promptly with such standards or regulations. Subtenant shall be responsible, at Subtenant's sole cost and expense, to make all alterations to the Subleased Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this **Paragraph 2.4**.

3. Lease.

3.1 Familiarity with Lease. Subtenant represents that it has read and is familiar with all of the provisions of the Lease attached hereto as **Exhibit A**.

3.2 Incorporation By Reference; Assumption. All of the Paragraphs of the Lease are incorporated into this Sublease as if fully set forth in this Sublease except for the following: Section 3 (Term), Section 4 (Possession), Section 5(a)-(c) (Rent), Section 9 (Condition of Premises), Section 11 (Alterations), Section 17 (Signs), Section 20 (Assignment), Section 22 (Telecommunications Installations), Section 23 (Default by Tenant), Section 25 (Remedies), Section 37(c) (Subordination), Section 38 (Consents), Section 47 (Notices), Section 49 (Recording), Section 50 (liability of Landlord), Section 55 (Brokers), Section 60 (Option to Extend Term), Exhibit B (Surrender Agreement), Exhibit C (Agreement Concerning Sublease), Exhibit D (Agreement Concerning Lease Termination), Exhibit E (Estoppel), Exhibit F (Plans), Exhibit G (Memorandum of Lease) and Exhibit H (Quitclaim Deed). Where applicable, references in the Lease to Landlord will mean Sublandlord and to Tenant will mean Subtenant, subject to the terms of Section 2.1 of this Sublease. Subtenant shall not, however, be required to

satisfy any restoration obligations under the Lease arising on account of the condition of any portion of the Subleased Premises at the Commencement Date.

If any provisions of this Sublease conflict with any portion of the Lease as incorporated herein, the terms of this Sublease will govern.

In addition, if there are any provisions in the Lease that pertain to Sublandlord's rights regarding:

(1) any option or election, including any option to renew or extend the term thereof, or to expand the premises thereunder, or any preferential right or right of first refusal on any additional space; or

(2) any exclusive uses in favor of Sublandlord; or

(3) any sign rights (or rights regarding the name of the Building) in favor of Sublandlord; or

(4) any tenant finish or other construction obligations; or

(5) any monetary allowances for construction, rehabilitation or other purposes, any free rent, any credit against rent, or any other reduction, waiver or forgiveness of rent, or any postponement of rent;

then none of such provisions shall be incorporated herein and Subtenant shall not have any rights or benefits thereunder.

3.3 Assumption of Lease Obligations. Subtenant will assume and perform to Sublandlord the tenant's obligations under the Lease during the Sublease Term to the extent such obligations are applicable to the Subleased Premises (except that, unless otherwise specified herein, Subtenant shall not responsible for the payment of Rent due from Tenant to Landlord under the Lease). Subtenant will pay to Sublandlord Subtenant's Percentage Share of Operating Expenses and Taxes and any other sums payable by Sublandlord under the Lease not later than ten (10) days prior to the date any such amounts are due and payable by Sublandlord. Subtenant will not commit or suffer any act or omission that will violate any of the provisions of the Lease.

3.4 No Assumption by Sublandlord. Sublandlord does not assume the obligations of the Landlord under the Lease. Subtenant acknowledges that Sublandlord's obligation to perform services, provide utilities, make repairs and carry insurance shall be satisfied only to the extent that the Landlord under the Lease satisfies those same obligations. With respect to services, utilities, repairs and insurance, or the performance of any other obligation of Landlord under the Lease, Sublandlord shall not be required to perform such obligations of Landlord, but Sublandlord shall, at Subtenant's request, use commercially reasonable efforts to cause Landlord to perform Landlord's obligations under the Lease. Such commercially reasonable efforts shall

include, (a) upon Subtenant's written request, immediately notifying Landlord of Landlord's nonperformance under the Lease, and requesting that Landlord perform Landlord's obligations under the Lease; and (b) commencing and prosecuting a lawsuit, arbitration, or other action or proceeding, or assigning to Subtenant Sublandlord's rights to bring a lawsuit, arbitration or other action or proceeding, or, at the sole discretion of Sublandlord, permitting Subtenant to commence and prosecute a lawsuit, arbitration or other action or proceeding in Sublandlord's name, to obtain the performance required from Landlord under the Lease; provided however, that Subtenant shall pay all costs and expenses (including reasonable attorneys' fees), liabilities, suits, counterclaims, causes of actions and claims arising from or in connection with the enforcement of the Lease against Landlord incurred in connection therewith, and Subtenant shall indemnify Sublandlord against, and hold Sublandlord harmless from, all reasonable costs and expenses actually incurred by Sublandlord in connection with any such lawsuit, arbitration, or other action or proceeding to obtain the performance by Landlord of its obligations under the Lease. As a condition precedent to instituting any legal action against Landlord on Subtenant's behalf, Sublandlord may require Subtenant to deposit with Sublandlord funds sufficient to pay the reasonably anticipated costs of any legal action; provided, however, that Subtenant's obligation to indemnify Sublandlord for the costs of enforcing the Lease shall not be limited to the amount of any such deposit made by Subtenant.

3.5 Performance Directly to Landlord. At any time and on reasonable prior notice to Subtenant, Sublandlord can elect to require Subtenant to perform its obligations under this Sublease directly to Landlord, in which event Subtenant will send to Sublandlord from time to time copies of all notices and other communications it will send to and receive from Landlord.

3.6 Landlord Default; Consents. Notwithstanding any provision of this Sublease to the contrary, (a) Sublandlord will not be liable or responsible in any way for any loss, damage, cost, expense, obligation or liability suffered by Subtenant by reason or as the result of any breach, default or failure to perform by the Landlord under the Lease, and (b) whenever the consent or approval of Sublandlord and Landlord is required for a particular act, event or transaction, (i) any such consent or approval by Sublandlord will be subject to the consent or approval of Landlord, and (ii) should Landlord refuse to grant such consent or approval, under all circumstances Sublandlord will be released from any obligation to grant its consent or approval. If requested by Subtenant, Sublandlord shall use reasonable efforts to obtain Landlord's consent or approval.

3.7 Termination of Lease. If the Lease terminates under the specific provisions under the Lease, this Sublease will terminate, unless the Landlord elects to accept this Sublease as a direct lease between Landlord and Subtenant, and the parties will be relieved from all liabilities and obligations under this Sublease excepting obligations which have accrued as of the date of termination and Sublandlord shall deliver the Security Deposit to Landlord or to return it to Subtenant; except that if this Sublease terminates as a result of a default of one of the parties under this Sublease or the Lease, the defaulting party will be liable to the non-defaulting party for all damage suffered by the non-defaulting party as a result of the termination.

4. Covenant Of Quiet Enjoyment. To Sublandlord's current actual knowledge, without duty of inquiry or investigation, Sublandlord represents that the Lease is in full force and effect and that there are no defaults on Sublandlord's part under it as of the Commencement Date. For purposes of this Sublease, the phrase "**Sublandlord's current actual knowledge**" means the current actual knowledge of Jeff Rader. Nothing in this Sublease, under any circumstance whatsoever, shall be deemed to create or impose any personal liability of any kind whatsoever on Mr. Rader. Subject to this Sublease terminating in the event the Lease is terminated, if Subtenant performs all the provisions in this Sublease to be performed by Subtenant, Subtenant will have and enjoy throughout the Sublease Term the quiet and undisturbed possession of the Subleased Premises. Sublandlord will have the right to enter the Subleased Premises at any time, in the case of an emergency, and otherwise at reasonable times upon not less than 48 hours prior to notice to Subtenant, for the purpose of inspecting the condition of the Subleased Premises and for verifying compliance by Subtenant with this Sublease and the Lease and permitting Sublandlord to perform its obligations under this Sublease and the Lease, provided that Sublandlord shall exercise such right at such time and in such manner as will minimize to the greatest extent possible under the circumstances, any interference with Subtenant's beneficial use and enjoyment of the Premises.

5. Hazardous Substances.

5.1 Definitions. For the purposes of this Sublease, the following terms have the following meanings:

(a) The term "**Environmental Activity or Condition**" means the actual, alleged or threatened presence, use, generation, handling, production, processing, dispersal, escape, storage, release, migration, discharge, disposal, treatment or transportation of any Hazardous Substance at, on, under, about, to, from, above, near or associated with the Subleased Premises, or any improvement on the Subleased Premises, or the violation of any Environmental Laws associated with the actual, alleged or threatened condition or use of the Subleased Premises.

(b) "**Environmental Law**" means any federal, state or local law, court or administrative decision, ordinance, statute, regulation, rule, court order or decree, administrative order or directive, or any administrative policy, guideline or requirement concerning or relating to the environment, human health, any Hazardous Substance (as hereinafter defined) or any Environmental Activity or Condition (as hereinafter defined) including, but not limited to, and as have been and may be amended from time to time, (i) the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.); (ii) the Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.); (iii) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §9601 et seq.); (iv) the Federal Clean Air Act (42 U.S.C. §7401 et seq.); (v) the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §136 et seq.); (vi) the Toxic Substances Control Act (15 U.S.C. §2601 et seq.); (vii) the Emergency Planning and Community Right-to-Know Act (42 U.S.C. §11001 et seq.); (viii) the Occupational Safety and Health Act (29

U.S.C. §650 et seq. (ix) Chapter 6.5 of the California Health and Safety Code (Hazardous Waste Control), Sections 25100 et seq.; (x) Chapter 6.7 of the California Health and Safety Code (Underground Storage of Hazardous Substances) Sections 25280 et seq.; (xi) the Safe Drinking Water and Toxic Enforcement Act of 1986 (Proposition 65), California Health and Safety Code Sections 25249.5 et seq.; (xii) Title 22 of the California Code of Regulations, Divisions 4 and 4.5); (xiii) the Porter-Cologne Water Quality Control Act, California Water Code Sections 13000 et seq.; and (xiv) all regulations or guidelines promulgated pursuant to any of the foregoing.

(c) **"Hazardous Substances"** means any petroleum or petroleum products or components, and any material, substance, pollutant, chemical, allergen, irritant, mold, fungus, bacteria, vapor, contaminant, or waste (a) defined, governed, considered or regulated under any Environmental Laws as hazardous, toxic or otherwise potentially harmful to human health or the environment, or (b) determined to be hazardous, toxic or otherwise potentially harmful to human health or the environment by any governmental regulatory agency or court of law. For purposes of this definition, the term **"Hazardous Substance"** excludes (i) supplies for cleaning and maintenance in commercially reasonable amounts required for use in the ordinary course of business, provided such items are incidental to the use of the Subleased Premises and are stored, used and disposed of in compliance with all Environmental Laws, and (ii) standard office supplies in commercially reasonable amounts required for use in the ordinary course of business, but only to the extent such items are incidental to the use of the Subleased Premises and are stored, used and disposed of in compliance with all Environmental Laws.

5.2 Compliance with Environmental Laws. Subtenant will, in all respects, handle, treat, deal with and manage any and all Hazardous Substances in, on, under or about the Subleased Premises in total conformity with all applicable Environmental Laws and prudent industry practices regarding management of such Hazardous Substances. Upon expiration or earlier termination of the Sublease Term, Subtenant will cause all Hazardous Substances placed on, under or about the Subleased Premises by Subtenant or at Subtenant's direction to be removed and transported for use, storage or disposal in accordance and compliance with all applicable Environmental Laws.

5.3 Response to Environmental Claims. Subtenant will not take any remedial action in response to the presence of any Hazardous Substances in or about the Subleased Premises, nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Substances in any way connected with the Subleased Premises without first notifying Landlord and Sublandlord of Subtenant's intention to do so and affording Landlord and Sublandlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's and Sublandlord's interests with respect thereto.

6. Artwork. To assure compliance with California laws regarding rights of artists, Subtenant will not (i) alter or modify any piece of artwork which is currently installed within the Subleased Premises without Sublandlord's express written consent, which Sublandlord may

withhold in its sole discretion or (ii) install any artwork of any nature in the Subleased Premises which cannot be removed without damage or destruction to the artwork.

7. Exculpation and Indemnification.

7.1 Exculpation. Sublandlord shall not be liable to Subtenant, and Subtenant hereby waives all claims arising from any loss, injury, or other damage to any person or property (collectively, **"Subtenant's Loss"**) (including, but not limited to, Subtenant or Subtenant's property), in or about the Subleased Premises from any cause (including, but not limited to, defects in the Subleased Premises or any equipment or other personal property in the Subleased Premises; fire, explosion, or other casualty; damage to or defects in any telephone wiring or cabling; or bursting, rupture, leakage, or overflow of any plumbing or other pipes, piping, tubes, tubing, lines, sprinklers, tanks, drains, drinking fountains, or wash basins or stands), except to the extent that a trier of fact determines that Subtenant's Loss resulted from the willful misconduct or grossly negligent acts or omissions of Sublandlord. In no event, however, shall Sublandlord be liable to Subtenant for any punitive or consequential damage or damages for loss of business by Subtenant.

7.2 Indemnification. Subtenant shall indemnify, defend with counsel reasonably acceptable to Sublandlord, and hold Sublandlord, and its officers, directors, employees, contractors, and agents, harmless from and against any and all liabilities, penalties, losses, damages, costs and expenses, demands, causes of action, claims or judgments, including, without limitation, attorneys' fees (including the allocated costs of Sublandlord's in-house counsel) and expenses (collectively referred to as the **"Claims"**) arising, claimed or incurred against or by Sublandlord, or its officers, directors, employees or agents, from any matter or thing arising from (i) the use or occupancy of the Subleased Premises by Subtenant or any of its employees, agents, servants, licensees and invitees, the conduct of Subtenant's business, or from any activity, work or other thing done, permitted or suffered by Subtenant in or about the Subleased Premises; (ii) any accident, injury to or death of any person or loss of or damage to property of any such person occurring on about the Subleased Premises or any part thereof during the term hereof, or (iii) any breach or default in the performance of any obligation on Subtenant's part or to be performed under the terms of this Sublease. Subtenant shall have no obligation to indemnify, defend and hold Sublandlord harmless from and against any Claims which a trier of facts determines resulted solely from Sublandlord's breach of this Sublease or from the gross negligence or willful misconduct of Sublandlord. Subtenant shall promptly notify Sublandlord following the occurrence of any accident or casualty in, on or about the Subleased Premises. Notwithstanding any provision hereof to the contrary, the indemnification, provided in this Section shall survive any termination of this Sublease or expiration of the Sublease Term hereof.

8. Attorneys' Fees. If there is any legal action or proceeding between Sublandlord and Subtenant to enforce any provision of this Sublease or to protect or establish any right or remedy of either Sublandlord or Subtenant hereunder, the non-prevailing party to such action or proceeding will pay to the prevailing party all costs and expenses, including reasonable attorneys'

fees incurred by such prevailing party in such action or proceeding and in any appearance in connection therewith, and if the prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys' fees will be determined by the court or arbitration panel handling the proceeding and will be included in and as a part of the judgment.

9. No Encumbrance. Subtenant will not voluntarily, involuntarily or by operation of law mortgage or otherwise encumber all or any part of Subtenant's interest in the Sublease or the Subleased Premises.

10. Assignment and Subletting.

10.1 Restriction on Assignment and Subletting. Subtenant will not voluntarily, involuntarily or by operation of law assign this Sublease or any interest therein to any person other than First National Bank of Northern California and will not sublet the Subleased Premises or any part thereof, or any right or privilege appurtenant thereto, without first obtaining the written consent of Sublandlord, which consent will not be unreasonably withheld. The transfer of more than a twenty-five percent (25%) partnership interest in Subtenant, if Subtenant is a partnership, or more than twenty-five percent (25%) of the stock of Subtenant, if Subtenant is a corporation the stock of which is not publicly traded, will be deemed to be an assignment for purposes of this **Paragraph 10.1**.

10.2 Determining Factors. In determining whether or not to consent to a proposed assignment or subletting, Sublandlord may consider the following factors, among others, all of which are deemed reasonable:

(i) whether the proposed sublessee or assignee has a net worth equal to or greater than Subtenant;

(ii) whether the proposed use of the Subleased Premises by the proposed sublessee or assignee is consistent with the use set forth in **Paragraph 1.9** of this Sublease;

(iii) whether the experience and business reputation of the proposed sublessee or assignee is equal to or greater than Subtenant; and

(iv) whether Sublandlord's consent will result in a breach of the Lease or any other lease or agreement to which Sublandlord is a party affecting the Building or Subleased Premises.

Notwithstanding the foregoing, should Subtenant desire to assign or sublease its interest in the Subleased Premises to a financial institution to provide retail banking services at the Subleased Premises, Subtenant shall give Sublandlord written notice (a "Right to Recapture Notice") offering the Sublandlord the right the recapture the Subleased Premises and to thereby terminate this Lease. If Sublandlord decides to accept such right to recapture, Sublandlord shall

give Subtenant a notice (the "Acceptance Notice") within thirty (30) days after receipt of the Right to Recapture Notice, in which event this Sublease will terminate thirty (30) days following Subtenant's receipt of the Acceptance Notice (or, if later, on the date specified in the Right to Recapture Notice as the proposed effective date of the sublease or assignment) and Subtenant shall pay Sublandlord prior to termination six (6) months' Basic Monthly Rent. If Subtenant does not receive an Acceptance Notice, or if Sublandlord notifies Subtenant that it elects not to exercise its right to recapture, then Subtenant may thereafter freely assign this Sublease or sublet the Subleased Premises, without Sublandlord's further consent or any further requirements.

10.3 Consents. Any attempted assignment or subletting, without Sublandlord's consent will be null and void and of no effect. No permitted assignment or subletting of Subtenant's interest in this Sublease, will relieve Subtenant of its obligations to pay the rent or other sum or charge due hereunder and to perform all the other obligations to be performed by Subtenant hereunder. The acceptance of rent by Sublandlord from any other person will not be deemed to be a waiver by Sublandlord of any provision of this Sublease or to be a consent to any subletting or assignment. Consent to one sublease or assignment will not be deemed to constitute consent to any subsequent attempted subletting or assignment.

10.4 Profit Sharing.

(a) Within thirty (30) days following the date received by Subtenant from any assignee or sublessee, Subtenant will pay to Sublandlord as additional rent, one hundred percent (100%) of the amount by which the rent payable by the assignee or sublessee to Subtenant exceeds the rent payable by Subtenant to Sublandlord under this Sublease until the rent paid by Subtenant to Sublandlord equals the amount required to be paid by Sublandlord to Landlord under section 20(j) of the Lease and thereafter, fifty percent (50%) of the amount by which the rent payable by the assignee or sublessee to Subtenant throughout the Sublease Term exceeds the rent paid by Subtenant to Sublandlord under this Sublease. If Subtenant receives a lump sum payment in connection with an assignment, the amount of the payment will be allocated between Subtenant and Sublandlord, in the same manner taking into account the total rents payable during the remaining terms of the Lease and Sublease.

(b) Notwithstanding the provisions set forth in **Paragraph 10.4(a)** of this Sublease, Subtenant will not be obligated to pay Sublandlord any portion of appreciated rents until Subtenant has recovered any costs it has reasonably incurred in connection with the assignment or subletting of the Subleased Premises to any third party broker or for improvements to the Subleased Premises or for legal fees in connection with the assignment or subletting of the Subleased Premises. Any costs to be deducted from appreciated rents will be submitted to Sublandlord and will be subject to Sublandlord's reasonable approval.

(c) The profit-sharing provisions set forth in **Paragraph 10.4(a)** of this Sublease is a freely negotiated agreement between Subtenant and Sublandlord respecting the allocation of appreciated rents. This covenant will survive the expiration of the Sublease Term.

10.5 Permitted Transfers. Subtenant may without Sublandlord's consent sub-sublease or assign this Sublease to any affiliate of Subtenant (*i.e.*, to any person or entity controlling, controlled by or under common control with Subtenant), or to any person or entity into which or with which Subtenant is merged or consolidated or to which all or substantially all of the assets of Subtenant are transferred.

11. Alterations.

11.1 Alterations and Improvements By Subtenant. Subtenant will not make any alterations, additions or improvements to the Subleased Premises ("**Alterations**") without obtaining the prior written consent from Sublandlord and Landlord (if required by the terms of the Lease) thereto. With respect to structural Alterations, Sublandlord may grant or withhold consent, and Sublandlord may impose any conditions, in Sublandlord's sole and unrestricted discretion, provided however, that Sublandlord may not unreasonably withhold, condition or delay its consent to non-structural Alterations. Notwithstanding the foregoing, Sublandlord agrees that Subtenant may install signage at the Subleased Premises and alter the exterior wall of the Subleased Premises to install a recessed ATM with setbacks as required by applicable governmental requirements, subject to Sublandlord's consent to the particular details of Subtenant's signage and ATM, which consent shall not unreasonably be withheld, conditioned or delayed. The term "**Alterations**" includes any alterations, additions or improvements made by Subtenant to comply with the ADA as required by **Paragraph 1.11** of this Sublease. Promptly following Subtenant's decision to perform Alterations which are more complicated than replacement of floor coverings, and painting walls, Subtenant shall retain a licensed (by the State in which the Subleased Premises are located) architect of its choice to prepare the plans and specifications ("**Subtenant's Plans**") for the construction and installation of all Alterations within the Subleased Premises necessary or desired by Subtenant to conduct its business within the Subleased Premises. At least thirty (30) days prior to the commencement of any Alterations, Subtenant shall submit Subtenant's Plans to Sublandlord and Landlord (if necessary) for their approval. If Subtenant does not receive such written disapproval from Sublandlord within fourteen (14) days after Subtenant's written request for consent, and Subtenant does not receive such written disapproval from Sublandlord with seven (7) days after Subtenant's written follow-up request, which shall prominently state in ALL CAPS or BOLD that Sublandlord's failure to respond with seven (7) days will constitute consent by Sublandlord, consent shall be deemed to have been given. If Sublandlord and/or Landlord disapproves Subtenant's Plans, or any portion thereof, Sublandlord and Landlord (if required) shall provide to Subtenant concurrently with such disapproval specific reasons in writing for such disapproval, together with a description of the revisions to Subtenant's Plans that would be required in order to obtain such approval. In the event of any requested changes by Sublandlord and/or Landlord if Subtenant wishes to pursue the Alterations, Subtenant shall make the changes required by Sublandlord and submit the revised plans to Sublandlord. Sublandlord will then have a period of ten (10) Business Days in which to approve or disapprove the revisions only. If after the revisions, the parties are still unable to agree on Subtenant's Plans then within seven (7) days after expiration of said review period, the parties shall meet and in good faith attempt to resolve their differences. If the parties are still

unable to agree on Subtenant's Plans at such meeting then Subtenant shall have the option to (i) accept the Subtenant's Plans as determined by Sublandlord, (ii) terminate this Sublease by providing ten (10) days written notice to Sublandlord in which event this Sublease will expire and neither party shall have any further obligations hereunder, or (iii) to submit the dispute to binding arbitration. Sublandlord shall promptly provide Subtenant with such information regarding the Subleased Premises which may be reasonably necessary or useful for the construction or of the Tenant Alterations and which are in Sublandlord's possession. If Subtenant elects to proceed with the Alterations, Subtenant, at its sole cost and expenses, shall cause the Alterations to be constructed and installed by a licensed (by the State in which the Subleased Premises are located) contractor selected and hired by Subtenant. All Alterations must be constructed (i) in a good and workmanlike manner using materials of a quality comparable to (or better than) those on the Subleased Premises, (ii) in conformance with all relevant codes, regulations and ordinances and (iii) only after necessary permits, licenses and approvals have been obtained by Subtenant from appropriate governmental agencies.

11.2 Disposition on Termination. Upon the expiration of the Sublease Term or earlier termination of this Sublease, Sublandlord may elect to have Subtenant either (i) surrender with the Subleased Premises any or all of the Alterations as Sublandlord may determine (except personal property as provided in **Paragraph 12** of this Sublease), which Alterations will become the property of Sublandlord, or (ii) promptly remove any or all of the Alterations designated by Sublandlord and/or Landlord at the time of consent thereto to be removed, in which case Subtenant must, at Subtenant's sole cost, repair and restore the Subleased Premises to their condition as of the Commencement Date, reasonable wear and tear, casualty and condemnation excepted.

12. Removal of Personal Property. All articles of personal property, and all business and trade fixtures, machinery and equipment, cabinet work, furniture and movable partitions, if any, owned or installed by Subtenant at its expense in the Subleased Premises will be and remain the property of Subtenant and may be removed by Subtenant at any time, provided that Subtenant, at its expense, must repair any damage to the Subleased Premises caused by such removal or by the original installation. Sublandlord may elect to require Subtenant to remove all or any part of Subtenant's personal property at the expiration of the Sublease Term or sooner termination of this Sublease, in which event the removal will be done at Subtenant's expense and Subtenant, prior to the end of the Sublease Term or upon sooner termination of this Sublease, will repair any damage to the Subleased Premises caused by its removal.

13. Holding Over. If Subtenant holds over after the expiration of the Sublease Term or earlier termination of this Sublease, with or without the express or implied consent of Sublandlord, then at the option of Sublandlord, Subtenant will become and be only a month-to-month tenant at a rent equal to one hundred and fifty percent (150%) of the rent payable by Subtenant immediately prior to such expiration or termination, and otherwise upon the terms, covenants and conditions herein specified. Notwithstanding any provision to the contrary contained herein, (i) Sublandlord expressly reserves the right to require Subtenant to

surrender possession of the Subleased Premises upon the expiration of Sublease Term or upon the earlier termination of this Sublease and the right to assert any remedy at law or in equity to evict Subtenant and/or collect damages in connection with any holding over, and (ii) Subtenant will indemnify, defend and hold Sublandlord harmless from and against any Claims incurred or suffered by Sublandlord and Landlord by reason of Subtenant's failure to surrender the Subleased Premises on the expiration of the Sublease Term or earlier termination of this Sublease.

14. Damage and Destruction.

14.1 Termination of Lease. If, as the result of any damage or destruction to the Subleased Premises, Landlord or Sublandlord exercise any option either may have under the Lease to terminate the Lease as to all or any portion of the Subleased Premises, this Sublease shall terminate to the same extent, effective as of the date of such termination of the Lease. If this Sublease is terminated, Sublandlord shall promptly (and in all events within ten days after the effective date of the termination) refund any unearned rent to Subtenant. Before exercising any right to terminate under the Lease, however, Sublandlord shall give Subtenant notice and shall at Subtenant's request assign the Lease to Subtenant, instead of terminating the Lease, if in conjunction with the assignment Sublandlord is released from its obligations under the Lease for any matter first arising from and after the effective date of the assignment.

14.2 Repair of Damage. If this Sublease is not terminated as provided in **Paragraph 14.1** of this Sublease, Subtenant shall repair the damage as provided under the Lease (and insurance proceeds shall be allocated as provided in **Paragraph 17.4** of this Sublease).

15. Liens. Subtenant will keep the Subleased Premises and the Building free from any liens arising out of any work performed, materials furnished, or obligations incurred by Subtenant. If a lien is filed, Subtenant will discharge the lien or post a bond within ten (10) days after receiving a request from Sublandlord or Landlord to do so. Sublandlord has the right to post and keep posted on the Subleased Premises any notices that may be provided by law or which Sublandlord may deem to be proper for the protection of Sublandlord, the Subleased Premises and the Building from such liens.

16. Maintenance and Repairs. At all times during the Sublease Term, Subtenant, at its sole cost, will maintain the Subleased Premises and every part thereof and all equipment, fixtures and improvements therein in good condition and repair. At the end of the Sublease Term, Subtenant will surrender the Subleased Premises in as good condition as when received, reasonable wear and tear, casualty and condemnation excepted. Subtenant will be responsible for all repairs to the Subleased Premises required to be performed by the Tenant under the Lease.

17. Insurance.

17.1 Coverage. At all times during the Sublease Term, Subtenant will, at its sole cost, procure and maintain the following types and amounts of insurance coverage (but in no event

less than the types and amounts of amounts of coverage required from time to time under the Lease):

(a) Comprehensive general liability insurance against any and all damages and liability, including attorneys' fees on account or arising out of injuries to or the death of any person or damage to property, however occasioned, in, on or about the Subleased Premises with at least a single combined liability and property damage limit of Two Million and No/100 Dollars ($2,000,000.00).

(b) Insurance on all plate or tempered glass in or enclosing the Subleased Premises, for the replacement cost of such glass.

(c) Insurance adequate in amount to cover damage to the Subleased Premises including, without limitation, leasehold improvements, trade fixtures, furnishings, equipment, goods and inventory.

(d) Employer's liability insurance and worker's compensation insurance as required by applicable law.

(e) Any other insurance required under the Lease to the extent not covered in **Paragraphs 17.1 (a) through (e)** of this Sublease.

17.2 Policies. All insurance required to be carried by Subtenant must be in a form, reasonably satisfactory to Sublandlord and carried with companies reasonably acceptable to Sublandlord. Subtenant must provide Sublandlord with a certificate of insurance showing Sublandlord and Landlord as additional insureds on all policies of insurance excluding the insurance required under **Paragraph 17.1(e)** of this Sublease. The certificate must provide for a thirty-day written notice to Sublandlord in the event of cancellation or material change of coverage (ten days in the event of cancellation or non-payment of premiums).

17.3 Subrogation. Sublandlord and Subtenant will each obtain from their respective insurers under all policies of fire, theft, public liability and other insurance maintained by either of them at any time during the Sublease Term insuring or covering the Subleased Premises excluding the insurance required under **Paragraph 17.1(e)** of this Sublease, a waiver of all rights of subrogation which the insurer of one party might otherwise have, if at all, against the other party.

17.4 Insurance and Condemnation Proceeds. Despite anything contained in the Lease to the contrary, as between Sublandlord and Subtenant only, in the event of damage to or condemnation of the Subleased Premises, (i) all insurance proceeds received by or available to Sublandlord pursuant to its insurance policies received by or available to Sublandlord pursuant to its insurance policies covering the Subleased Premises (or initially received by or available to Landlord pursuant to its insurance policies covering the Subleased Premises and thereafter

delivered to Sublandlord for reimbursement of the damage to the Subleased Premises repaired by Sublandlord), and (ii) all condemnation awards received by Sublandlord under the Lease will be deemed to be the property of Sublandlord. To the extent Subtenant is required to rebuild the Subleased Premises under this Sublease or Sublandlord is requiring Subtenant to rebuild per its obligations under the Lease, Sublandlord shall deliver the equitable portion of the insurance proceeds and/or condemnation awards necessary for such rebuilding, and only to the extent such proceeds are actually received. Notwithstanding the receipt or availability of insurance proceeds and/or condemnation awards, Sublandlord shall have no obligation to rebuild or restore the Subleased Premises or any portion thereof affected by damage, destruction or condemnation.

18. Events of Default. If one or more of the following events (**"Event of Default"**) occurs, such occurrence constitutes a breach of this Sublease by Subtenant:

(a) Subtenant abandons the Subleased Premises; or

(b) Subtenant fails to pay any installment of Basic Monthly Rent or Operating Expenses and Taxes, if applicable, as and when the same become due and payable, and such failure continues for more than three (3) days after Sublandlord gives written notice thereof to Subtenant; or

(c) Subtenant fails to pay any other sum or charge payable by Subtenant hereunder as and when the same becomes due and payable, and such failure continues for more than twenty (20) days after Sublandlord gives written notice thereof to Subtenant; or

(d) Subtenant fails to perform or observe any other agreement, covenant, condition or provision of this Sublease to be performed or observed by Subtenant as and when performance or observance is due, and such failure continues for more than twenty (20) days after Sublandlord gives written notice thereof to Subtenant (unless such covenant is a non-curable Event of Default), or if the default cannot be cured within said twenty (20) day period and Subtenant fails within said period to commence with due diligence and dispatch the curing of such default or, having so commenced, thereafter fails to prosecute or complete with due diligence and dispatch the curing of such default; or

(e) Subtenant (i) files or consents by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; (ii) makes an assignment for the benefit of its creditors; (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property; or (iv) takes action for the purpose of any of the foregoing; or

(f) A court or governmental authority of competent jurisdiction, without consent by Subtenant, enters an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial portion of its property, or

constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of Subtenant, or if any such petition is filed against Subtenant and such petition is not dismissed within ninety (90) days; or

(g) This Sublease or any estate of Subtenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within ninety (90) days.

19. Remedies of Sublandlord on Default.

19.1 Termination of Sublease. In the event of any Event of Default, Sublandlord may, at its option, terminate the Sublease and recover from Subtenant:

(a) the worth at the time of award of the unpaid rent which had been earned at the time of termination; plus

(b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Subtenant proves could have been reasonably avoided; plus

(c) the worth at the time of award of the amount by which the unpaid rent for the balance of the Sublease Term after the time of award exceeds the amount of such rental loss that Subtenant proves could be reasonably avoided; plus

(d) any other amount necessary to compensate Sublandlord for all detriment proximately caused by Subtenant's failure to perform its obligations under this Sublease or which in the ordinary course of things would be likely to result therefrom (specifically including, without limitation, reasonable brokerage commissions and advertising expenses incurred for a new sublease, expenses of remodeling the Subleased Premises or any portion thereof for a new subtenant, whether for the same or a different use, and any special concessions made to obtain a new subtenant); and

(e) at Sublandlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under the laws and judicial decisions of the State in which the Subleased Premises are located.

The term **"rent"** as used in this **Paragraph 19.1** will be deemed to be and to mean all sums of every nature required to be paid by Subtenant pursuant to the terms of this Sublease, whether to Sublandlord or to others. As used in **Paragraphs 19.1(a)** and **(b)** of this Sublease, the **"worth at the time of the award"** will be computed by allowing interest at the maximum annual interest rate allowed by law. As used in **Paragraph 19.1(c)** of this Sublease, the **"worth at the time of the award"** will be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%). If Sublandlord

terminates this Sublease or Subtenant's right to possession, Sublandlord will use reasonable efforts to mitigate Sublandlord's damages, and Subtenant will be entitled to submit proof of Sublandlord's failure to mitigate as a defense to Sublandlord's claims hereunder, if mitigation of damages by Sublandlord is required by applicable law.

19.2 Continue Sublease in Effect. Sublandlord will have the remedy described in California Civil Code Section 1951.4 (a lessor may continue a lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Sublandlord does not elect to terminate this Sublease on account of any default by Subtenant, Sublandlord may, from time to time, without terminating this Sublease, enforce all of its rights and remedies under this Sublease, including the right to recover all rent as it becomes due. If the default continues, Sublandlord may, at any time thereafter, elect to terminate the Sublease. Sublandlord will not be deemed to have terminated this Sublease or the liability of Subtenant to pay rent or any other amounts due hereunder by any reentry or by any action in unlawful detainer, unless Sublandlord has specifically notified Subtenant in writing that Sublandlord has elected to terminate this Sublease.

19.3 Other Remedies. Sublandlord will at all times have the rights and remedies (which will be cumulative with each other and cumulative and in addition to those rights and remedies available under **Paragraphs 19.1** and **19.2** of this Sublease, or under any law or other provision of this Sublease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Sublease, or restrain or enjoin a violation or breach of any provision hereof.

20. Estoppel Certificates.

20.1 Obligation to Provide. Subtenant will at any time upon not less than ten (10) days' prior written notice from Sublandlord execute, acknowledge and deliver to Sublandlord a statement in writing (i) certifying that this Sublease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Sublease, as so modified, is in full force and effect), the amount of any security deposit, and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Subtenant's knowledge, any uncured defaults on the part of Sublandlord hereunder or of Landlord under the Lease, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer to the Subleased Premises.

20.2 Failure to Provide. At Sublandlord's option, Subtenant's failure to deliver a statement within the time required by **Paragraph 20.1** of this Sublease, if Subtenant fails to deliver such a statement within five (5) days after receipt of written notice specifying such failure by Subtenant, will be conclusive upon Subtenant (i) that this Sublease is in full force and effect, without modification except as may be represented by Sublandlord, (ii) that there are no uncured defaults in Sublandlord's performance hereunder or in Landlord's performance under the Lease,

and (iii) that not more than one month's rent has been paid in advance, or such failure may be considered by Sublandlord as a material default by Subtenant under this Sublease.

20.3 Financial Information. If the Landlord desires to finance, refinance, or sell the Subleased Premises, or any part thereof, Subtenant hereby agrees to deliver to any lender or purchaser designated by Landlord such financial statements of Subtenant as may be reasonably required by such lender or purchaser. Such statements will include the past three years' financial statements of Subtenant.

21. Real Estate Brokers. Each party warrants to the other that there are no brokerage commissions or fees payable in connection with this Sublease except to the Brokers identified in **Paragraph 1.15** of this Sublease. Each party further agrees to indemnify and hold the other party harmless, from any cost, liability and expense (including attorneys' fees) which the other party may incur as the result of any breach of this **Paragraph 21**.

22. Prohibition on Solicitation of Sublandlord's Customers. Subtenant hereby acknowledges that Sublandlord operated a branch banking facility at the Subleased Premises (**"Sublandlord's Branch Bank"**) prior to Sublandlord's decision to consolidate its bank business at the Subleased Premises into another location within the geographical proximity of the Subleased Premises and marketing the Subleased Premises for sublease. As material consideration for Sublandlord entering into this Sublease, Subtenant covenants and agrees that, prior to the Commencement Date, neither Subtenant nor any potential sub-subtenant (or other user) of Subtenant (other than the existing second floor subtenant or sub-subtenant) shall engage in any activities (**"Prohibited Conduct"**) that are specifically directed at prior customers of Sublandlord's Branch Bank for the purpose of soliciting the banking business of such prior customers including without limitation: (i) install, distribute, broadcast or otherwise display or disseminate any signs, brochures, advertising leaflets, promotional displays, broadcasts, banners, flashing or blinking lights, press releases, news conferences, or other marketing material, devices, tactics or information at the Subleased Premises or relating to or referring to the Subleased Premises or any proprietary property or within the same market area that specifically targets prior customers of Sublandlord's Branch Bank; or (ii) use the trade or service name, logo or marks of WFB, Wells Fargo, Wells Fargo Bank, Wells Fargo & Company, the Wells Fargo stagecoach, the stagecoach, Wachovia Corporation, Wachovia Bank, Wachovia Mortgage, World Savings Bank, and Western Financial Bank or any combination of the foregoing at any time without Sublandlord's consent, which may be withheld in its sole discretion. The breach of the covenant set forth in this **Paragraph 22** by Subtenant or any potential sub-subtenant (or other user) of Subtenant (other than the existing second floor subtenant or sub-subtenant) shall be a non-curable Event of Default under this Sublease, and, in addition to any other remedies available to Sublandlord at law or in equity, Sublandlord shall have the right to terminate this Sublease in accordance with **Paragraph 19** of this Sublease. Notwithstanding the foregoing, neither any generalized mass mailing or other form of advertising or marketing that is directed at potential customers generally, as opposed to being specifically directed at prior customers of Sublandlord's Branch Bank will be Prohibited Conduct. Additionally, if any third party mentions or uses the trade or service name of WFB,

Wells Fargo, Wells Fargo Bank, Wells Fargo & Company, the Wells Fargo stagecoach, the stagecoach, Wachovia Corporation, Wachovia Bank, Wachovia Mortgage, World Savings Bank, or Western Financial Bank or any combination of the foregoing in any communication with Subtenant or First National Bank of Northern California or any potential sub-subtenant (or other user) of Subtenant, use of such trade name or service name in response to such communication will not be Prohibited Conduct.

23. Miscellaneous.

23.1 Notices. All notices required or permitted hereunder shall be in writing, and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, national overnight courier service or facsimile to the addresses set forth in **Paragraph 1.12** of this Sublease. Notices and other communications shall be deemed received upon the earlier of (i) if personally delivered, the date of delivery to the address of the person to receive such notice, (ii) if mailed, three (3) business days after the posting by the United States Post Office, (iii) if sent by national overnight courier service, one (1) business day after delivery to such courier service, or (iv) if given by facsimile, when sent and receipt is confirmed. Any notice, request, demand, direction or other communication sent by facsimile must be confirmed within twenty-four (24) hours by a letter mailed or delivered in accordance with the foregoing.

23.2 Governing Law. This Sublease shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into in California between parties residing in California. Subtenant hereby consents to the personal jurisdiction and venue of any California state court located in the City and County of San Francisco and United States District Courts for the Northern District of California, and any successor court, and the service or process by any means authorized by such court.

23.3 Exhibits. All exhibits and any schedules or riders attached to this Sublease are incorporated herein by this reference and made a part hereof, and any reference in the body of the Sublease or in the exhibits, schedules or riders to the Sublease shall mean this Sublease, together with all exhibits, schedules and riders.

23.4 Waiver of Trial by Jury. To the maximum extent permitted by law, Subtenant hereby waives any and all rights it may have under applicable law to trial by jury with respect to any dispute with Sublandlord arising directly or indirectly in connection with this Sublease, the Lease, or the Subleased Premises. If the parties so agree, they may submit any controversy to binding arbitration.

23.5 Entire Agreement. This Sublease contains all of the covenants, conditions and agreements between the parties and shall supersede all prior correspondence, agreements and understandings, both oral and written.

23.6 Attorneys' Fees. Should either party employ attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Sublease, or to recover damages for breach of this Sublease, or to enforce any judgment relating to this Sublease and the transaction contemplated hereby, the prevailing party shall be entitled to attorneys' fees and court costs.

23.7 Severability. In case any one or more of the provisions contained in this Sublease for any reason is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Sublease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

23.8 Counterparts. This Sublease may be executed in one (1) or more counterparts, and all of the counterparts shall constitute but one and the same agreement, notwithstanding that all parties hereto are not signatory to the same or original counterpart. The parties hereto shall execute four (4) originals of this Sublease and deliver the same to Sublandlord's counsel at Bartko, Zankel, Tarrant & Miller, 900 Front Street, Suite 300, San Francisco, CA 94111, Attn: David B. Matthews, Esq. Sublandlord's counsel shall compile and distribute two (2) fully executed originals of this Sublease to each of Sublandlord and Subtenant.

23.9 Time. Time is of the essence of every provision herein contained.

23.10 Nonwaiver. Unless otherwise expressly provided herein, no waiver by a party of any provision hereof shall be deemed to have been made unless expressed in writing and signed by the party waiving the provision. No delay or omission in the exercise of any right or remedy accruing to a party upon any breach under this Sublease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by a party of any breach of any term, covenant or condition herein stated shall not be deemed to be a waiver of any other term, covenant or condition. All rights or remedies afforded to a party hereunder or by law shall be cumulative and not alternative, and the exercise of one right or remedy shall not bar other rights or remedies allowed herein or by law.

23.11 Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Sublease and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Sublease or any amendment or exhibits hereto.

23.12 Limitation of Liability. Sublandlord's entire liability to Subtenant for the collection of any judgment requiring the payment of money by Sublandlord for any default or breach under this Sublease shall be limited to One Million Dollars ($1,000,000.00).

23.13 Confidentiality. Sublandlord and Subtenant agree to keep confidential, and not publicly disclose, (except as may be required by applicable law or governmental regulation or

order or by legal process) the existence and/or terms of this Sublease and the transaction contemplated hereby; provided, however, that both Sublandlord and Subtenant may disclose the existence and terms of this Sublease to: (i) Sublandlord's and Subtenant's respective consultants, agents, and attorneys associated with the sublease of the Subleased Premises, (ii) any third party to whom the non-disclosing party to this Sublease has given its prior written consent for such a disclosure, or (iii) governmental, administrative, regulatory or judicial authorities in the investigation of the compliance of the Subleased Premises with applicable legal requirements. However, Subtenant expressly covenants and agrees that (except as may be required by applicable law or governmental regulation or order or by legal process) it will not disclose any code compliance, environmental or other regulatory matters to governmental or other authorities without the express prior written approval of Sublandlord. The provisions of this **Paragraph 23.13** shall survive the expiration or earlier termination of this Sublease.

23.14 Access by Sublandlord. Sublandlord reserves the right at all reasonable times and upon twenty-four (24) hour prior written notice, which can be delivered to the Subleased Premises or personally by email to Subtenant (except in the case of an emergency in which case Sublandlord shall give Subtenant as much advance notice as may be practicable under the circumstances) to enter the Subleased Premises to (i) inspect them; (ii) supply janitorial services and other services, if any, to be provided by Sublandlord to Subtenant; (iii) show the Subleased Premises to prospective purchasers, mortgagees or subtenants, tenants or to current or prospective mortgagees, ground or underlying lessors or insurers; (iv) post notices of nonresponsibility; or (v) perform any covenants of Subtenant which Subtenant fails to perform; or (vi) alter, improve or repair the Subleased Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building's systems and equipment, if applicable, provided that in the exercise of such rights, Sublandlord uses reasonable efforts to minimize, to the greatest extent possible under the circumstances, any interference with Subtenants use and enjoyment of the Subleased Premises. Sublandlord may make any such entries without the abatement of rent and may take such reasonable steps as required to accomplish the stated purposes, including, but not limited to, the installation of any necessary scaffolding. Provided Sublandlord takes reasonable steps to minimize any interference with Subtenant's use of the Subleased Premises, Subtenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Subtenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Subleased Premises, and any other loss occasioned thereby (except for injuries to persons or damage to Subtenants' personal property or trade fixtures directly caused by acts or omissions of Sublandlord). Due to Subtenant's security requirements for the Subleased Premises, Sublandlord acknowledges and agrees that it will be necessary for a representative of Subtenant to accompany Sublandlord to avoid setting off an alarm upon Sublandlord's entry into the Subleased Premises. Any entry into the Subleased Premises by Sublandlord in the manner hereinbefore described shall not (by itself) be deemed to be a forcible or unlawful entry into, or a detainer of, the Subleased Premises, or an actual or constructive eviction of Subtenant from any portion of the Subleased Premises. No provision of

this Sublease shall be construed as obligating Sublandlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Sublandlord herein.

[Remainder of page intentionally left blank; signatures follow on next page]

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the date first above written.

"SUBLANDLORD":

WELLS FARGO BANK, N.A.,
a national banking association

By: ______________________
Name: Jeff Bidder
Title: VP

By: ______________________
Name: David Davis
Title: VP

"SUBTENANT":

FIRST NATIONAL BANK OF
NORTHERN CALIFORNIA

By: ______________________
Name: Jim D. Black
Title: President

By: ______________________
Name: Thomas C. McGraw
Title: Chief Executive Officer

CONSENT OF LANDLORD

First Republic Bank and Yvonne Bart, Co-Trustees of the Lee and Florence H. Bart Trust of 1974 ("**Landlord**"), hereby consents to the foregoing Sublease and represents and warrants to Sublandlord and Subtenant that no other consents to the foregoing Sublease are required, including, without limitation, the consent of any lender which has secured all or a part of Landlord's interest in the Building.

Date:________________

"LANDLORD":

First Republic Bank and Yvonne Bart, Co-Trustees of the Lee and Florence H. Bart Trust of 1974,

____
Yvonne Bart, Co-Trustee

First Republic Bank, Co-Trustee

By:______________________
Name:____________________
Title:_____________________

EXHIBIT A

LEASE

[attached]

EXHIBIT B

TAX ID FORM

REQUEST FOR TAXPAYER INFORMATION

Required in lieu of IRS form W-9 and California Franchise Tax Board form 590

STEP 1 NAME AND ADDRESS
Provide name and address

Business Name (Sole proprietors see instruction on reverse)

Personal Name (if applicable; if joint names, list first and circle the name of the person or entity whose number is used in Step 2)

Address

City, State, ZIP

PLEASE NOTE: The name(s) used above (business and/or personal) must agree EXACTLY with the IRS or Social Security Administration's records for the taxpayer identification number (TIN) listed below

STEP 2 TYPE OF BUSINESS, TAXPAYER IDENTIFICATION NUMBER AND RESIDENT/NONRESIDENT STATUS
Check box indicating type of business entity
Provide taxpayer identification number (if different from above: enter only one TIN).
Check box indicating resident or nonresident

☐ CORPORATION
☐ INDIVIDUAL PROPRIETOR
☐ PARTNERSHIP *
☐ OTHER (Explain) ____________

(Federal Employer Identification Number) ___-______ OR (Social Security Number – registered name MUST be included in Step 1) ___-__-____
(ENTER ONLY ONE TIN)

☐ RESIDENT ☐ NONRESIDENT (See Reverse)

* Partnerships with a permanent place of business in California will file California returns and withhold as required

STEP 3 PAYMENTS FOR MATERIALS, PRODUCTS, OR GOODS
Check box indicating whether or not ALL Wells Fargo Bank's payments will be for materials, products or goods.

ARE ALL PAYMENTS MADE FOR MATERIALS, PRODUCTS, OR GOODS? ☐ YES ☒ NO

STEP 4 NON-CALIFORNIA SOURCE INCOME
Check box indicating whether or not ALL Wells Fargo Bank's payments are for income earned outside California.

ARE ALL PAYMENTS FOR INCOME (E.G. SERVICES OR RENT) EARNED OUTSIDE CALIFORNIA? ☐ YES ☒ NO

STEP 5 SIGNATURE, TITLE, DATE AND TELEPHONE NUMBER
An authorized representative must sign and date the form and include a phone number

I hereby certify under penalty of perjury that the information provided on this document is true and correct. If the above residence status should change, or if payments made by Wells Fargo Bank otherwise become subject to California withholding, I will promptly inform you.

Authorized Vendor Representative's Name (Type or Print)	Title	
Signature	Date ___/___/___	Telephone (___) ___-____

STEP 6 WHERE TO RETURN THIS FORM OR OBTAIN INFORMATION
Please mail or send a facsimile of the completed form to the address/phone number listed below

BB #__________
WELLS FARGO BANK , N.A.
CORPORATE PROPERTIES GROUP, MAC [______________]
[Address of Regional Negotiator's Office]
[City, State and Zip Code]
ATTN: LEASE MANAGER/LEASE ADMINISTRATION

815897 v4 lax

WELLS FARGO

Corporate Properties
MAC A0109-112
333 Market Street
11th Floor
San Francisco, CA 94105

(415) 894-3231

September 30, 2010

VIA: **UPS Overnight Mail**

First National Bank of Northern California
975 El Camino Real
South San Francisco, CA 94080
Attn: Jim Black

RE: **2197 Chestnut Street**
San Francisco, CA

Dear Jim:

Enclosed, for your records, are two (2) original Sublease Agreements and (2) two original Assignment and Assumption of Sublease signed by Wells Fargo Bank.

Sincerely,

Jeffrey W. Rader
Vice President

JWR:jg

Enclosures

Cc: Jeff Kirchmann w/enclosures
Carol Hee w/enclosures
Mark Koenig w/enclosures